Exhibit 19.1

ENGENE HOLDINGS INC. INSIDER TRADING POLICY

Adopted November 22, 2023, as amended September 18, 2024

This insider trading policy (the “Insider Trading Policy”) has been adopted by the board of directors (the “Board”) of enGene Holdings Inc. (the “Company”).

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PURPOSE

The Company is a publicly traded company and is subject to securities laws in the United States and Canada. The Board has implemented this Insider Trading Policy to prevent insider trading and tipping violations by people who have access to Material Information (as defined below) that is not available to the general public.

Any violation of this Insider Trading Policy or insider trading law can result in disciplinary action, including termination of employment with the Company, as well as legal consequences such as fines or imprisonment. Preventing insider trading and tipping keeps markets fair and ensures all investors have access to the same information.

It is the personal responsibility of each Company director, officer, employee and other personnel that the Company may determine should be subject to this Insider Trading Policy, such as contractors or consultants (“Other Personnel”) to comply with this Insider Trading Policy and all applicable securities laws when trading in the Company’s securities or the securities of companies with which the Company does business. If there is ever any conflict between this Insider Trading Policy and applicable securities laws, only the sections of this policy permitted by applicable law or regulation will apply.

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APPLICATION

Who does this Insider Trading Policy apply to?

This Insider Trading Policy applies to:

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all Company directors, officers, employees and Other Personnel (for the purpose of this policy, “insiders”);
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any person or entity (such as a corporation, trust, partnership, investment fund, etc.) an insider controls, exercises substantial influence over, serves as a trustee or in a similar fiduciary capacity of or is otherwise involved with, in connection with securities trading or investment decisions; and
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an insider’s spouse, partner, parents, children, dependents and other family members or roommates (collectively, “Covered Persons”).

Notwithstanding the foregoing, this Insider Trading Policy shall not apply to any entity that engages in the investment of securities in the ordinary course of business (e.g. investment fund or partnership) if such an entity has established its own insider trading controls and procedures in compliance with applicable securities laws.

What type of transactions does this Insider Trading Policy cover?

This Insider Trading Policy applies to all transactions in the Company’s securities, including the Company’s common shares, or any debt instruments, or puts, calls, options or other rights to purchase or sell the Company’s securities, or any security that is in any way tied to the Company’s share price (collectively, “Company Securities”). Every Covered Person is prohibited from insider trading or tipping as relates to Company Securities.

This Insider Trading Policy also applies to non-public Material Information relating to other companies with which the Company does business, including partners and customers, as well as potential merger or acquisition candidates. For the purpose of this Insider Trading Policy, information about these companies should be treated in the same way as information directly related to the Company.

Every Company insider is prohibited from speculative or indirect trading in Company Securities

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such as short sales, trading in puts, calls or options (not stock options granted by the Company)
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or similar rights or obligations to buy or sell Company Securities, or the purchase of Company Securities with the intention of quickly reselling them.

Company insiders may not buy Company Securities on margin, and are prohibited from purchasing financial instruments designed to hedge or offset a decrease in the market value of Company Securities. Insiders are strongly discouraged from using Company Securities as collateral for loans or in margin accounts.

A violation of insider trading and tipping laws can result in civil or criminal penalties not only for the person who trades in possession of non-public Material Information, but also for anyone who tips or otherwise aids the person doing the trading.

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INSIDER TRADING

It is illegal for anyone to buy or sell shares or other securities, including the exercise of stock options or any other securities pursuant to any benefit plan or arrangement, of any reporting issuer (i.e. public company) at any time when a person is in possession of Material Information related to that issuer that has not yet been made publicly available. To do so would be insider trading.

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TIPPING

Subject to limited defenses, such as disclosure made “in the necessary course of business”, it is illegal to share Material Information that has not yet been made public with another person (including friends and family members) because they may decide to buy or sell securities based on that information. It is illegal to make recommendations or express opinions to another person regarding trading in any securities (whether Company Securities or another issuer’s) on the basis of non-public Material Information. To do so would be tipping.

The “necessary course of business” generally means sharing information that is reasonably necessary in the course of the Company’s business with:

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employees, officers and directors;
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partners on issues such as research and development;
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lenders, legal counsel, auditors, underwriters and financial or other professional advisors;
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parties to negotiations;
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government agencies and non-governmental regulators; or
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credit rating agencies (provided that the information is disclosed for the purpose of assisting the agency to formulate a credit rating and the agency’s ratings generally are or will be publicly available).

If you are ever unsure of whether or not communications are reasonably necessary in the necessary course of business, speak to the Chief Financial Officer.

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MATERIAL INFORMATION

Material Information means:

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any fact that significantly affects, or would reasonably be expected to have a significant effect on, the market price or value of an issuer’s securities;
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information if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision or information that could otherwise affect the decision of a reasonable investor;
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information that would significantly alter the total mix of information available to investors;
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material changes, meaning any change in the business, operations or capital of the Company that would reasonably be expected to have a significant effect on the market price or value of Company Securities; and
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if the Board or executive team has made a decision to implement a change – even if the change has not yet occurred – the decision itself would be Material Information.

Either good or bad information may be Material Information. Some examples of information that may be considered to be Material Information are listed in Appendix “A” hereto.

What does it mean for Material Information to be publicly available?

Material Information about the Company should always be considered to be non-public unless the information has been widely distributed in a manner making it generally available to investors, such as when the Company has: (i) issued a press release or (ii) made a regulatory filing with provincial securities regulators or the U.S. Securities and Exchange Commission (“SEC”) about the information, and a reasonable period of time has passed for the markets to react to the information and investors have had time to buy or sell based on the information.

Material Information has to be distributed by the Company to be publicly available - the circulation of rumours, even if accurate and reported in the media (print, web, social), does not constitute effective public dissemination.

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BLACKOUT PERIODS

In addition to the general prohibition against insider trading and tipping described above, the Company may, from time to time, impose blackout periods on some or all insiders, during which they cannot buy or sell Company Securities. If insiders receive a notice not to trade, they are prohibited from trading in Company Securities until they are notified by the Chief Financial Officer that the blackout period has ended. Insiders shall not advise others as the existence of the blackout period.

Orders placed with a broker should be cancellable upon the start of any blackout period.

Covered Persons are never permitted to trade with knowledge of any non-public Material Information, regardless of whether or not there is a blackout period in effect.

Quarterly Blackout Periods

No Covered Persons shall trade in Company Securities during the period commencing at 11:59 pm Eastern Time on the final day of the final month of each fiscal quarter and ending upon completion of one full trading day following the date of the public release of the Company’s interim or annual financial statements.

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CONSEQUENCES OF VIOLATION

The consequences of insider trading or tipping can be severe and may include civil penalties, fines and criminal sanctions. Insiders who violate this Insider Trading Policy will also be subject to disciplinary action by the Company, up to and including possible termination of employment or other relationship with the Company. In addition to these penalties, persons sanctioned for violations of securities laws may be limited from engaging in other types of business in the future.

If an insider were even accused of securities law violations it would have very damaging effects on their reputation and the Company’s reputation.

Insiders may also be liable for improper trading by any person to whom the insider has disclosed non-public Material Information or to whom the insider has made recommendations or expressed opinions as to trading in Company Securities. Securities regulators have imposed large penalties even when the disclosing person did not profit from the trading. Securities regulators use sophisticated electronic surveillance techniques to uncover insider trading.

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REPORTING INSIDERS

SEDI Reporting. “Reporting Insiders” within the meaning of National Instrument 55-104 – Insider Reporting Requirements and Exemptions (including members of the Board, executive officers and significant shareholders) are required under applicable Canadian securities legislation to report their trades of Company Securities on the System for Electronic Disclosure by Insiders, commonly known as “SEDI” (www.sedi.ca) in Canada. These reports are required within 5 (five) days of the trade. In addition, a Reporting Insider is required to file an insider trading report within 10 (ten) days after becoming a Reporting Insider, disclosing such person’s beneficial ownership of, or control or direction over Company Securities.

Rule 144. In addition, Reporting Insiders who sell Company Securities in the United States through the NASDAQ must comply with the volume, manner of sale and notice requirements of Rule 144 under the U.S. Securities Act of 1933. Reporting Insiders who are considered “affiliates” of the Company under U.S. securities laws by virtue of reasons other than being a member of the board of directors or officer (e.g. the Reporting Insider is also a significant shareholder) must comply with additional requirements under U.S. federal securities laws in connection with sales of Company Securities, even if such sales take place outside the United States, and should consult legal counsel in advance of such sales.

Filings. Reporting Insiders are legally responsible for ensuring that they are in compliance with reporting requirements, however the Chief Financial Officer will, when asked, arrange to file the required insider reports with the securities regulatory authorities on behalf of the Reporting Insider. Such Reporting Insiders are responsible for ensuring the accuracy of any such reports. While the Company may assist a Reporting Insider to file required reports and forms and to comply with applicable resale restrictions, the Reporting Insider has the ultimate responsibility for complying with applicable securities laws in connection with his, her or its sale of Company Securities.

Reporting Insiders are required to promptly provide a copy of any insider trading reports to the Chief Financial Officer so that the Company may update its records.

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AUTOMATIC SECURITIES DISPOSITION PLANS

An automatic securities disposition plan (“ASDP”) is a plan established by an insider with a broker while the insider is not in possession of any non-public Material Information and not subject to a blackout period, to allow for exercises of options or dispositions in accordance with pre-arranged instructions, which can then occur even if the insider would not otherwise be allowed to trade.

The Company may participate in the establishment of ASDPs in accordance with this Insider Trading Policy as long as an ASDP complies with all applicable Canadian and U.S. securities laws.

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LEGAL CAUTION

This Insider Trading Policy is only a general framework and should be viewed as the minimum standard for compliance with insider trading laws. Every insider has the ultimate responsibility for complying with insider trading laws. Questions about the Insider Trading Policy may be directed to the Chief Financial Officer.

The Board may, from time to time, permit departures from the terms hereof, either prospectively or retrospectively, and no provision contained herein is intended to give rise to civil liability to shareholders, competitors, employees or other persons, or to any other liability whatsoever.

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REVIEW OF POLICY

The Board shall review this Policy on a periodic basis to determine whether the procedures established under this Policy operate effectively to prevent insider trading and tipping violations by people who have access to Material Information that is not available to the general public

APPENDIX “A”

The following are examples of the types of events or information that may be Material Information. This list is not exhaustive and is not a substitute for companies exercising their own judgment in making materiality determinations. In making materiality judgments, it is necessary to take into account a number of factors that cannot be captured in a single bright-line standard or test.

Changes in Corporate Structure

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changes in share ownership that may affect control of the Company.
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major reorganizations, amalgamations or mergers.
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take-over bids, issuer bids or insider bids.

Changes in Capital Structure

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the public or private sale of additional securities.
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planned repurchases or redemptions of securities.
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planned splits of shares or offerings of warrants or rights to buy shares.
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any share consolidation, share exchange or stock dividend.
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the possible initiation of a proxy fight.
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material modifications to rights of security holders.

Changes in Financial Results

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a significant increase or decrease in earnings.
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unexpected changes in the financial results for any periods.
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shifts in financial circumstances, such as cash flow reductions, major asset write-offs or write- downs.
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changes in the value or composition of the Company’s assets.
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any material change in the Company’s accounting policy.

Changes in Business and Operations

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any development that affects the Company’s research, products or markets.
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a significant change in capital investment plans or corporate objectives.
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product and research developments, clinical results, approval and other regulatory actions.

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government inspections.
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significant new contracts, products or patents or significant losses of contracts or business.
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changes to the board of directors or executive management.
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the commencement of, or developments in, material legal proceedings or regulatory matters.
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waivers of corporate ethics and conduct rules for directors, officers and other key employees.
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any notice that reliance on a prior audit is no longer permissible.
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de-listing of the Company’s securities or their movement from one quotation system or exchange to another.
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a cybersecurity incident or risk that may adversely impact the Company’s business, reputation or share value.

Transactions

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significant acquisitions or dispositions of assets, property or joint venture interest.
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acquisitions of other companies, including a take-over bid, or merger with, another company.
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partnerships and collaborations; research or development agreements; in-licensing or out- licensing of products or product candidates; marketing, co-marketing and co-promotion agreements; acquisitions or other business combinations and strategic equity investments.

Changes in Credit Arrangements

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the borrowing or lending of a significant amount of money.
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any mortgaging or encumbering of the Company’s assets.
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defaults under debt obligations, agreements to restructure debt or planned enforcement procedures by a bank or any other creditors.
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changes in rating agency decisions.
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significant new credit arrangements.